UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1 January 2019

Air Products and Chemicals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-04534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective January 1, 2019, Air Products and Chemicals, Inc. (the “Company”) implemented a new Code of Conduct and Business Ethics (the “Code of Conduct”). The Code of Conduct is applicable to all full and part-time employees of the Company and its subsidiaries and other affiliates, including the Company’s principal executive officer, principal financial officer and principal accounting officer, as well as the Company’s directors.

The Code of Conduct was adopted to improve readability and more clearly communicate the Company’s expectations regarding ethical business conduct. The Code of Conduct is also organized by subject matter to make it easier for Company personnel to find and apply applicable guidance. The Code of Conduct does not materially change the responsibilities and obligations that applied to employees previously.

The foregoing description is qualified in its entirety by reference to the Code of Conduct, which is attached hereto as Exhibit 14.1. The Code of Conduct is also available on the Company’s website at www.airproducts.com/company/governance/commitment-ethical-business/employee-code-of-conduct.aspx.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

14.1	Air Products and Chemicals, Inc. Code of Conduct and Business Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: 2 January 2019	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President, General Counsel and Secretary